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                                                                 EXHIBIT   23.17

                           CONSENT OF LAURA JENNINGS

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to her in the proxy statement/prospectus constituting part of the Registration Statement on Form S-4 relating to the proposed merger of WebMD, Inc. and Healtheon Corporation, with respect to her being elected or appointed as a director of Healtheon/WebMD Corporation, under the circumstances described therein.


                                             /s/  Laura Jennings
                                             -----------------------------------
                                                  Laura Jennings

September 29, 1999